Exhibit 5.1
                                               Opinion of Hogan & Hartson L.L.P.
                                                   regarding the legality of the
                                                     securities being registered



                             HOGAN & HARTSON, L.L.P
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202)-637-5600
                                 (202) 637-5910


                                 August 8, 1997


BY EDGAR

Board of Directors
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

              We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Registrant"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to up to 3,000,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable in connection with the Registrant's 1997 Stock Option and Incentive Plan. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

              For purposes of this opinion letter, we have examined copies of the following documents:

              1.     An executed copy of the Registration Statement.

              2. The Articles of Amendment and Restatement of Articles of Incorporation of the Registrant, as amended, as certified by the Secretary of the State of the State of Maryland on June 26, 1997 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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              3.     The Second Amendment and Restatement of Bylaws of the
                     Registrant, as certified by the Assistant Secretary of the Registrant on the date hereof as then being complete, accurate and in effect.

              4. Resolutions of the Board of Directors of the Registrant adopted by unanimous written consent as of August 4, 1997, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to authorization of the issuance of the Shares under the Plan.

              In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

              This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Maryland. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

              Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Form S-8 and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be legally issued, fully paid and non-assessable.

              We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

              We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                 Very truly yours,



                                                 /s/ Hogan & Hartson L.L.P.
                                                 -------------------------------
                                                 HOGAN & HARTSON L.L.P.